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                                                                   EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1996 Equity Incentive Plan of Tier Technologies, Inc. of our report dated October 6, 1997 with respect to the consolidated financial statements of Tier Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 1998.

                                          /s/ Ernst & Young LLP

Walnut Creek, California
December 18, 1998